Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013 relating to the consolidated financial statements and financial statement schedules as of and for the years ended December 31, 2012 and 2011 of Gas Natural Inc. appearing in the Annual Report on Form 10-K of Gas Natural Inc. for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

September 13, 2013